Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-122941) on Form S-8 of Bar Harbor Bankshares of our report dated June 25, 2024, relating to our audit of the financial statement of Bar Harbor Bankshares 401(k) Plan, as of December 31, 2023, which appears in this Annual Report on Form 11-K Bar Harbor Bankshares 401(k) Plan for the year ended December 31, 2024.

/s/ RSM US LLP

Chicago, Illinois

June 26, 2025